Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FOURTH QUARTER 2012 RESULTS

Reports diluted FFO per share of $1.27 Reports diluted EPS of $0.43

BOSTON, MA, January 29, 2013 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the fourth quarter ended December 31, 2012.

Results for the quarter ended December 31, 2012

Funds from Operations (FFO) for the quarter ended December 31, 2012 were $192.5 million, or $1.27 per share basic and $1.27 per share diluted. This compares to FFO for the quarter ended December 31, 2011 of $179.3 million, or $1.21 per share basic and $1.21 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 151,005,547 and 152,708,254, respectively, for the quarter ended December 31, 2012 and 147,732,138 and 149,435,490, respectively, for the quarter ended December 31, 2011.

The Company’s reported FFO of $1.27 per share diluted exceeded the guidance previously provided of $1.22-$1.24 per share. The Company’s reported FFO included the following items, among others, that were not reflected in the guidance: $0.02 per share of improvements in portfolio operations, $0.01 per share of greater than expected interest and other income and development and management services revenue, and $0.01 per share of less than expected general and administrative expenses.

Net income available to common shareholders was $65.4 million for the quarter ended December 31, 2012, compared to $101.6 million for the quarter ended December 31, 2011. Net income available to common shareholders per share (EPS) for the quarter ended December 31, 2012 was $0.43 basic and $0.43 on a diluted basis. This compares to EPS for the fourth quarter of 2011 of $0.69 basic and $0.69 on a diluted basis.

Results for the year ended December 31, 2012

FFO for the year ended December 31, 2012 was $741.4 million, or $4.94 per share basic and $4.90 per share diluted. This compares to FFO for the year ended December 31, 2011 of $711.0 million, or $4.88 per share basic and $4.84 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 150,119,947 and 152,055,620, respectively, for the year ended December 31, 2012 and 145,693,488 and 147,679,439, respectively, for the year ended December 31, 2011.

Net income available to common shareholders was $289.7 million for the year ended December 31, 2012, compared to $272.7 million for the year ended December 31, 2011. Net income available to common shareholders per share (EPS) for the year ended December 31, 2012 was $1.93 basic and $1.92 on a diluted basis. This compares to EPS for the year ended December 31, 2011 of $1.87 basic and $1.86 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2012. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2012, the Company’s portfolio consisted of 157 properties, comprised primarily of Class A office space, one hotel, three residential properties and four retail properties, aggregating approximately 44.4 million square feet, including nine properties under construction totaling 2.8 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.9 million square feet. The overall percentage of leased space for the 145 properties in service (excluding the two in-service residential properties and the hotel) as of December 31, 2012 was 91.4%.

Significant events during the fourth quarter included:

•

On October 1, 2012, a joint venture in which the Company has a 30% interest partially placed in-service 500 North Capitol Street, NW, a Class A office redevelopment project with approximately 232,000 net rentable square feet located in Washington, DC. The property is currently 82% leased.

•

On October 4, 2012, the Company completed the formation of a joint venture which owns and operates Fountain Square located in Reston, Virginia, adjacent to the Company’s other Reston properties. Fountain Square is an office and retail complex aggregating approximately 758,000 net rentable square feet, comprised of approximately 521,000 net rentable square feet of Class A office space and approximately 237,000 net rentable square feet of retail space. The joint venture partner contributed the property valued at approximately $385.0 million and related mortgage indebtedness totaling approximately $211.3 million for a 50% interest in the joint venture. The Company contributed cash totaling approximately $87.0 million for its 50% interest, which cash was distributed to the joint venture partner. The Company is consolidating this joint venture. The mortgage loan bears interest at a fixed rate of 5.71% per annum and matures on October 11, 2016. Pursuant to the joint venture agreement (i) the Company has rights to acquire the partner’s 50% interest and (ii) the partner has the right to cause the Company to acquire the partner’s interest on January 4, 2016, in each case at a fixed price totaling approximately $102.0 million in cash. The fixed price option rights expire on January 31, 2016.

•

On October 19, 2012, the Company formed a joint venture with an affiliate of Hines to pursue the acquisition of land in San Francisco, California which could support a 61-story, 1.4 million square foot office tower known as Transbay Tower. The purchase price is approximately $190.0 million, and the acquisition is expected to close in the first quarter of 2013. The Company has a 50% interest in the joint venture. The Company has provided a non-refundable deposit for the land purchase in the form of a letter of credit totaling $5.0 million. There can be no assurance that the acquisition of the land will be consummated on the terms currently contemplated or at all.

•

On November 8, 2012, the Company declared a dividend of $0.65 per share of common stock for the period from October 1, 2012 to December 31, 2012, payable on January 29, 2013 to shareholders of record as of the close of business on December 31, 2012. This represents an increase of approximately 18% over the prior quarterly cash dividend of $0.55 per share.

•

On November 20, 2012, the Company’s partner in its Annapolis Junction joint venture contributed a parcel of land and improvements and the Company contributed cash of approximately $5.4 million. The Company has a 50% interest in this joint venture. The venture has commenced construction of Annapolis Junction Building Seven, which when completed will consist of a Class A office property with approximately 125,000 net rentable square feet located in Annapolis, Maryland.

•

On December 14, 2012, the Company signed a 20-year lease with a law firm for approximately 246,000 net rentable square feet at 250 West 55th Street. 250 West 55th Street is an approximately 989,000 net rentable square foot office building under construction in midtown Manhattan. The Company expects that the law firm will move into the completed building in the second quarter of 2014. The property is currently approximately 46% leased.

•

On December 18, 2012, the Company terminated the construction loan facility collateralized by its 680 Folsom Street development project located in San Francisco, California totaling $170.0 million. The construction loan facility bore interest at a variable rate equal to LIBOR plus 3.70% per annum and was scheduled to mature on May 30, 2015 with two, one-year extension options, subject to certain conditions. The Company had not drawn any amounts under the facility.

•

On December 21, 2012, the Company signed a 20-year lease with a law firm for approximately 376,000 net rentable square feet at 601 Massachusetts Avenue, the Company’s planned approximately 478,000 net rentable square foot development project located in Washington, DC. Construction of the project is scheduled to commence in the second quarter of 2013, and the law firm expects to move into the completed building in the fourth quarter of 2015. The property is currently approximately 79% leased.

•

The servicer of the non-recourse mortgage loan in the amount of $25.0 million collateralized by the Company’s Montvale Center property located in Gaithersburg, Maryland foreclosed on the property on January 31, 2012. As a result of the foreclosure, the Company recognized a gain on forgiveness of debt during the first quarter of 2012 totaling approximately $15.8 million, net of noncontrolling interests’ share of approximately $2.0 million. Due to a procedural error of the trustee, the foreclosure sale was subsequently dismissed by the applicable court prior to ratification. As a result, the Company has revised its financial statements to reflect the property and related mortgage debt on its consolidated balance sheet at December 31, 2012 and has reversed the gain on forgiveness of debt and recognized the operating activity from the property within its consolidated statement of operations for the year ended December 31, 2012. A subsequent foreclosure sale occurred on December 21, 2012, and ratification by the applicable court is pending. Once ratified, the Company will recognize a gain on forgiveness of debt. These events have no impact on the cash flows of the Company.

Transactions completed subsequent to December 31, 2012:

•

On January 7, 2013, the Company signed a 20-year lease with the General Services Administration for 100% of its approximately 182,000 net rentable square foot currently vacant Three Patriots Park property located in Reston, Virginia.

•

On January 28, 2013, the Company’s Compensation Committee approved a new equity-based, multi-year, long-term incentive program (the “2013 MYLTIP”) in lieu of a 2013 Outperformance Plan as a performance-based component of the Company’s overall compensation program. The Company currently expects that under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation,” the 2013 MYLTIP will have an aggregate value of approximately $8.1 million, which amount will generally be amortized into earnings over the five-year plan period under the graded vesting method and has been reflected in the 2013 guidance below.

EPS and FFO per Share Guidance:

The Company’s guidance for the first quarter and full year 2013 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	First Quarter 2013	Full Year 2013
	Low - High	Low - High
Projected EPS (diluted)	$0.38 – $0.40	$1.90 – $2.02
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.81 – 0.81	3.25 – 3.25
Less:
Projected Company Share of Gains on Sales of Real Estate	0.00 – 0.00	0.09 – 0.09

Projected FFO per Share (diluted)	$1.19 – $1.21	$5.06 – $5.18

Boston Properties will host a conference call on Wednesday, January 30, 2013 at 10:00 AM Eastern Time, open to the general public, to discuss the fourth quarter and full year 2012 results, the 2013 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 87254079. A replay of the conference call will be available through February 13, 2013, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 87254079. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ fourth quarter 2012 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and four retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, New York, Princeton, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the first quarter and full fiscal year 2013, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$13,581,454	$12,303,965
Construction in progress	1,036,780	818,685
Land held for future development	275,094	266,822
Less: accumulated depreciation	(2,934,160)	(2,642,986)

Total real estate	11,959,168	10,746,486
Cash and cash equivalents	1,041,978	1,823,208
Cash held in escrows	55,181	40,332
Investments in securities	12,172	9,548
Tenant and other receivables, net of allowance for doubtful accounts of $1,960 and $1,766, respectively	69,555	79,838
Related party notes receivable	282,491	280,442
Interest receivable from related party notes receivable	104,816	89,854
Accrued rental income, net of allowance of $1,571 and $2,515, respectively	598,199	522,675
Deferred charges, net	588,235	445,403
Prepaid expenses and other assets	90,610	75,458
Investments in unconsolidated joint ventures	659,916	669,722

Total assets	$15,462,321	$14,782,966

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$3,102,485	$3,123,267
Unsecured senior notes, net of discount	4,639,528	3,865,186
Unsecured exchangeable senior notes, net of discount	1,170,356	1,715,685
Unsecured line of credit	—	—
Accounts payable and accrued expenses	199,102	155,139
Dividends and distributions payable	110,488	91,901
Accrued interest payable	72,461	69,105
Other liabilities	324,613	293,515

Total liabilities	9,619,033	9,313,798

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	110,876	55,652

Redeemable interest in property partnership	97,558	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 151,680,109 and 148,186,511 shares issued and 151,601,209 and 148,107,611 shares outstanding at December 31, 2012 and December 31, 2011, respectively	1,516	1,481
Additional paid-in capital	5,222,059	4,936,457
Dividends in excess of earnings	(109,971)	(53,080)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(13,817)	(16,138)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,097,065	4,865,998
Noncontrolling interests:
Common units of the Operating Partnership	539,753	548,581
Property partnerships	(1,964)	(1,063)

Total equity	5,634,854	5,413,516

Total liabilities and equity	$15,462,321	$14,782,966

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$382,934	$357,024	$1,483,533	$1,401,594
Recoveries from tenants	59,825	51,929	229,107	198,703
Parking and other	22,612	21,217	91,635	83,069

Total rental revenue	465,371	430,170	1,804,275	1,683,366
Hotel revenue	11,691	11,632	37,915	34,529
Development and management services	8,343	8,726	34,077	33,425

Total revenue	485,405	450,528	1,876,267	1,751,320

Expenses
Operating
Rental	169,133	152,994	657,363	590,224
Hotel	8,519	8,076	28,120	26,128
General and administrative	15,940	19,329	82,382	79,610
Transaction costs	401	80	3,653	1,987
Depreciation and amortization	120,550	108,511	453,068	436,612

Total expenses	314,543	288,990	1,224,586	1,134,561

Operating income	170,862	161,538	651,681	616,759
Other income (expense)
Income from unconsolidated joint ventures	6,949	57,712	49,078	85,896
Interest and other income	2,062	1,179	10,091	5,358
Gains (losses) from investments in securities	187	38	1,389	(443)
Losses from early extinguishments of debt	—	(1,494)	(4,453)	(1,494)
Interest expense	(103,452)	(103,967)	(413,564)	(394,131)

Income from continuing operations	76,608	115,006	294,222	311,945
Discontinued operations
Income from discontinued operations	—	437	1,040	1,881
Gain on sale of real estate from discontinued operations	—	—	36,877	—

Net income	76,608	115,443	332,139	313,826
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(2,331)	(440)	(3,792)	(1,558)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(1,057)	(842)	(3,497)	(3,339)
Noncontrolling interest - common units of the Operating Partnership	(7,820)	(12,470)	(31,046)	(36,035)
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	(47)	(4,154)	(215)

Net income attributable to Boston Properties, Inc.	$65,400	$101,644	$289,650	$272,679

Basic earnings per common share attributable to Boston Properties, Inc.:
Income from continuing operations	$0.43	$0.69	$1.71	$1.86
Discontinued operations	—	—	0.22	0.01

Net income	$0.43	$0.69	$1.93	$1.87

Weighted average number of common shares outstanding	151,006	147,732	150,120	145,693

Diluted earnings per common share attributable to Boston Properties, Inc.:
Income from continuing operations	$0.43	$0.69	$1.70	$1.85
Discontinued operations	—	—	0.22	0.01

Net income	$0.43	$0.69	$1.92	$1.86

Weighted average number of common and common equivalent shares outstanding	151,401	147,974	150,711	146,218

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc.	$65,400	$101,644	$289,650	$272,679
Add:
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	47	4,154	215
Noncontrolling interest - common units of the Operating Partnership	7,820	12,470	31,046	36,035
Noncontrolling interest - redeemable preferred units of the Operating Partnership	1,057	842	3,497	3,339
Noncontrolling interests in property partnerships	2,331	440	3,792	1,558
Less:
Income from discontinued operations	—	437	1,040	1,881
Gain on sale of real estate from discontinued operations	—	—	36,877	—

Income from continuing operations	76,608	115,006	294,222	311,945
Add:
Real estate depreciation and amortization (2)	142,029	133,415	542,753	541,791
Income from discontinued operations	—	437	1,040	1,881
Less:
Gain on sale of real estate included within income from unconsolidated joint ventures (3)	—	46,166	248	46,166
Noncontrolling interests in property partnership’s share of funds from operations	2,795	904	5,684	3,412
Noncontrolling interest - redeemable preferred units of the Operating Partnership	1,057	842	3,497	3,339

Funds from operations (FFO) attributable to the Operating Partnership	214,785	200,946	828,586	802,700
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	22,323	21,648	87,167	91,709

Funds from operations attributable to Boston Properties, Inc.	$192,462	$179,298	$741,419	$710,991

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.61%	89.23%	89.48%	88.57%

Weighted average shares outstanding - basic	151,006	147,732	150,120	145,693

FFO per share basic	$1.27	$1.21	$4.94	$4.88

Weighted average shares outstanding - diluted	152,708	149,435	152,056	147,679

FFO per share diluted	$1.27	$1.21	$4.90	$4.84

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $120,550, $108,511, $453,068 and $436,612, our share of unconsolidated joint venture real estate depreciation and amortization of $21,778, $24,592, $90,076 and $103,970, and depreciation and amortization from discontinued operations of $0, $670, $976 and $2,572, less corporate-related depreciation and amortization of $299, $358, $1,367 and $1,363 for the three months and year ended December 31, 2012 and 2011, respectively.
(3)	Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of real estate from (1) the sale of the Company’s Value-Added Fund’s 300 Billerica Road property during the year ended December 31, 2012 and (2) the sale of Two Grand Central Tower during the three months and year ended December 31, 2011.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2012	December 31, 2011
Boston	90.5%	87.1%
New York	93.7%	97.8%
Princeton	78.2%	75.8%
San Francisco	90.1%	87.9%
Washington, DC	94.3%	96.9%

Total Portfolio	91.4%	91.3%

	% Leased by Type
	December 31, 2012	December 31, 2011
Class A Office Portfolio	91.4%	91.3%
Office/Technical Portfolio	90.6%	92.6%

Total Portfolio	91.4%	91.3%